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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated February 21, 2005, relating to the financial statements and financial highlights of Cohen & Steers Select Utility Fund, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
December 9, 2005